UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 15, 2015

TEGNA INC.

(Exact name of Registrant as Specified in its Charter)

Delaware	1-6961	16-0442930
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

7950 Jones Branch Drive McLean, Virginia	22107-0910
(Address of Principal Executive Offices)	(Zip Code)

(703) 854-7000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2-(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry Into a Material Definitive Agreement.

On October 15, 2015, TEGNA Inc. (the “Company”) entered into a voting and proxy agreement (the “Agreement”) with Carl C. Icahn, High River Limited Partnership, Icahn Partners Master Fund LP, Icahn Partners LP and certain of their affiliates (together, the “Icahn Group”).

The Icahn Group currently beneficially owns more than 5% of the voting shares of both the Company and Gannett Co., Inc. The Agreement provides that in order to comply with Federal Communications Commission (“FCC”) cross-ownership rules, on any matter to be voted on or consented to by stockholders of the Company, the Icahn Group will cause any shares it beneficially owns in excess of 4.99% of the Company’s outstanding shares to be voted in the same proportion as all other votes cast.

The Icahn Group’s voting obligation will not apply at such time as there is a change in law or a change in factual circumstances or the Icahn Group obtains a waiver of applicable FCC rules, in each case that eliminates any FCC Regulatory Limitation (as such term is defined in the Company’s Third Restated Certificate of Incorporation).

The foregoing summary is not complete and is qualified in its entirety by reference to the Agreement, a copy of which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

10.1 Voting and Proxy Agreement, dated as of October 15, 2015, by and among the persons and entities listed on Schedule A thereto and TEGNA Inc.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunder duly authorized.

TEGNA Inc.

By:	/s/ Akin S. Harrison
Akin S. Harrison, Vice President, Associate General Counsel and Secretary

Date: October 16, 2015

Index to Exhibits

Exhibit No.	Description

10.1	Voting and Proxy Agreement, dated as of October 15, 2015, by and among the persons and entities listed on Schedule A thereto and TEGNA Inc.